Exhibit 10.11

Published CUSIP Number: 83545FAT1
CREDIT AGREEMENT
Dated as of November 22, 2019
among
SONIC AUTOMOTIVE, INC.,
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
THE OTHER LENDERS PARTY HERETO
and
PNC CAPITAL MARKETS LLC,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
Page

Article I DEFINITIONS AND ACCOUNTING TERMS	1
1.01 Defined Terms	1
1.02 Other Interpretive Provisions	33
1.03 Accounting Terms	33
1.04 Rounding	35
1.05 Times of Day	35
1.06 [Reserved]	35
1.07 Rates	35
Article II THE COMMITMENTS AND CREDIT EXTENSIONS	35
2.01 Committed Loans	35
2.02 Borrowings, Conversions and Continuations of Committed Loans	35
2.03 [Reserved]	36
2.04 [Reserved]	36
2.05 Prepayments	36
2.06 Termination or Reduction of Commitments	37
2.07 Repayment of Loans	37
2.08 Interest	38
2.09 Fees	38
2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	39
2.11 Evidence of Debt	39
2.12 Payments Generally; Administrative Agent’s Clawback	39
2.13 Sharing of Payments by Lenders	41
2.14 [Reserved]	42
2.15 [Reserved]	42
2.16 Defaulting Lenders	42
2.17 Security	42
2.18 Additional Mortgaged Properties	43
2.19 Substitution and Release of Mortgaged Property	44
Article III TAXES, YIELD PROTECTION AND ILLEGALITY	46
3.01 Taxes	46
3.02 Illegality	51
3.03 Inability to Determine Rates	51
3.04 Increased Costs	53
3.05 Mitigation Obligations; Replacement of Lenders	54
3.06 Compensation for Losses	54
3.07 Survival	55
Article IV CONDITIONS PRECEDENT TO EFFECTIVENESS	55

4.01 Conditions Precedent to Effectiveness	55
4.02 Conditions to all Credit Extensions	58
Article V REPRESENTATIONS AND WARRANTIES	58
5.01 Existence, Qualification and Power; Compliance with Laws	58
5.02 Authorization; No Contravention	58
5.03 Governmental Authorization; Other Consents	59
5.04 Binding Effect	59
5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event	59
5.06 Litigation	60
5.07 No Default	60
5.08 Ownership of Property	60
5.09 Environmental Compliance	60
5.10 Insurance	61
5.11 Taxes	61
5.12 ERISA Compliance	61
5.13 Subsidiaries; Equity Interests	62
5.14 Margin Regulations; Investment Company Act	62
5.15 Disclosure	62
5.16 Compliance with Laws	62
5.17 Intellectual Property; Licenses, Etc	62
5.18 Books and Records	63
5.19 [Reserved]	63
5.20 Collateral; Mortgaged Properties; Leases	63
5.21 Solvency	64
5.22 Labor Matters	64
5.23 Acquisitions	64
5.24 Real Estate Indebtedness	64
5.25 Service Loaner Vehicles	64
5.26 Permitted Third Party Service Loaner Indebtedness	64
5.27 OFAC	65
5.28 Anti-Corruption Laws	65
5.29 EEA Financial Institutions	65
5.30 Taxpayer Identification Number	65
5.31 Beneficial Ownership Certificate	65
Article VI AFFIRMATIVE COVENANTS	65
6.01 Financial Statements	65
6.02 Certificates; Other Information	67
6.03 Notices	70
6.04 Payment of Obligations	71
6.05 Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation	71
6.06 Maintenance of Properties; Repairs	71

6.07 Maintenance of Insurance	71
6.08 Compliance with Laws and Contractual Obligations	72
6.09 Books and Records	72
6.10 Inspection Rights; Environmental Reports	73
6.11 Use of Proceeds	73
6.12 [Reserved]	73
6.13 [Reserved]	73
6.14 Additional Subsidiaries	73
6.15 Further Assurances	74
6.16 [Reserved]	74
6.17 Notices regarding Indebtedness	74
6.18 [Reserved]	74
6.19 [Reserved]	74
6.20 Anti-Corruption Laws	74
6.21 Leases	74
Article VII NEGATIVE COVENANTS	75
7.01 Liens	75
7.02 Investments	75
7.03 Indebtedness	76
7.04 Fundamental Changes	77
7.05 Dispositions	78
7.06 Restricted Payments	79
7.07 Change in Nature of Business	79
7.08 Transactions with Affiliates	80
7.09 Burdensome Agreements	80
7.10 Use of Proceeds	80
7.11 Financial Covenants	80
7.12 Acquisitions	80
7.13 [Reserved]	81
7.14 Amendments of Certain Indebtedness	81
7.15 Prepayments, etc, of Certain Indebtedness.	81
7.16 [Reserved]	81
7.17 [Reserved]	81
7.18 [Reserved]	81
7.19 [Reserved]	81
7.20 [Reserved]	81
7.21 [Reserved]	81
7.22 Sanctions	82
7.23 [Reserved]	82
7.24 Anti-Corruption Laws	82
7.25 Post-Closing Deliveries	82

Article VIII EVENTS OF DEFAULT AND REMEDIES	82
8.01 Events of Default	82
8.02 Remedies Upon an Event of Default	85
8.03 Application of Funds	85
Article IX ADMINISTRATIVE AGENT	86
9.01 Appointment and Authority	86
9.02 Rights as a Lender	86
9.03 Exculpatory Provisions	86
9.04 Reliance by Administrative Agent	87
9.05 Delegation of Duties	88
9.06 Resignation of Administrative Agent	88
9.07 Non-Reliance on Administrative Agent and Other Lenders	89
9.08 No Other Duties, Etc	89
9.09 Administrative Agent May File Proofs of Claim; Credit Bidding	89
9.10 Collateral and Guaranty Matters	90
9.11 [Reserved]	91
9.12 [Reserved]	91
Article X MISCELLANEOUS	91
10.01 Amendments, Etc	91
10.02 Notices; Effectiveness; Electronic Communication	92
10.03 No Waiver; Cumulative Remedies; Enforcement	94
10.04 Expenses; Indemnity; Damage Waiver	95
10.05 Payments Set Aside	96
10.06 Successors and Assigns	97
10.07 Treatment of Certain Information; Confidentiality	101
10.08 [Reserved]	102
10.09 Interest Rate Limitation	102
10.10 Counterparts; Integration; Effectiveness	102
10.11 Survival of Representations and Warranties	102
10.12 Severability	102
10.13 Replacement of Lenders	103
10.14 Governing Law; Jurisdiction; Etc	103
10.15 Waiver of Jury Trial; Binding Arbitration	104
10.16 USA PATRIOT Act Notice	106
10.17 MIRE Events	106
10.18 No Advisory or Fiduciary Responsibility	106
10.19 [Reserved]	107
10.20 Electronic Execution of Assignments and Certain Other Documents	107
10.21 Acknowledgment and Consent to Bail-In of EEA Financial Institutions	107
10.21 Acknowledgement Regarding Any Supported QFCs	107

v

SCHEDULES
Schedule 1.01C   Certain ERISA Information
Schedule 2.01   Commitments and Applicable Percentages
Schedule 2.18   Proposed Additional Mortgaged Properties
Schedule 4.01    Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.05   Material Indebtedness and Other Liabilities
Schedule 5.06   Litigation
Schedule 5.13   Subsidiaries; Equity Interests
Schedule 5.20(c)  Mortgaged Properties
Schedule 6.07    Casualty Insurance Requirements
Schedule 7.03   Existing Indebtedness
Schedule 7.25   Post-Closing Deliveries
Schedule 10.02   Administrative Agent’s Office; Certain Addresses for Notices; Tax
    Identification Number
EXHIBITS   Form of:
Exhibit A   Committed Loan Notice
Exhibit B   [Reserved]
Exhibit C   Note
Exhibit D   Assignment and Assumption
Exhibit E   Subsidiary Guaranty
Exhibit F   Compliance Certificate
Exhibit G   Joinder Agreement
Exhibit H-1   [Reserved]
Exhibit H-2   [Reserved]
Exhibit I   [Reserved]
Exhibit J   [Reserved]
Exhibit K   [Reserved]
Exhibit L   [Reserved]
Exhibit M   Reserved]
Exhibit N   Tax Compliance Certificates
Exhibit O   Form of Notice of Loan Prepayment

Exhibit 10.11
CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of November 22, 2019, among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.
The Company has requested that the Lenders provide a $112,177,500 term loan facility. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I.
DEFINITIONS AND ACCOUNTING TERMS
1.01  Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“AAA” has the meaning specified in Section 10.15(b)(ii).
“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.
“Acquisition Arrangement” has the meaning specified in Section 7.12.
“Additional Mortgaged Property” has the meaning specified in Section 2.18(a).
“Additional Mortgaged Property Requirements” has the meaning specified in Section 2.18(b).
“Additional Unsecured Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis); provided that, (i) such Indebtedness is (A) not secured by any property of the Company or any Subsidiary, (B) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date, and (C) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, and (ii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (B) such Indebtedness is otherwise permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement.
“Additional Unsecured Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Additional Unsecured Indebtedness, provided, however, that “Additional Unsecured Indebtedness

Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Additional Unsecured Indebtedness with new or additional, Additional Unsecured Indebtedness.
“Administrative Agent” means PNC Bank, National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders. The amount of the Aggregate Commitments in effect on the Closing Date is $112,177,500.
“Agreement” means this Credit Agreement.
“Alternate Source” means as is specified in the definition of Eurodollar Rate.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (i) at any time during the Availability Period, the sum of the unused Aggregate Commitments and Total Outstandings of all Lenders represented by such Lender’s unused Commitment and Total Outstandings at such time and (ii) thereafter, the Total Outstandings of all Lenders represented by the Total Outstandings of such Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a)(i):

Applicable Rate

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
I	Less than 3.50:1.00	1.50%	0.50%
II	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	1.75%	0.75%
III	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	2.00%	1.00%
IV	Less than 5.00:1.00 but greater than or equal to 4.50:1.00	2.25%	1.25%
V	Less than 5.50:1.00 but greater than or equal to 5.00:1.00	2.50%	1.50%
VI	Greater than or equal to 5.50:1.00	2.75%	1.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day of the calendar month immediately succeeding the date a Compliance Certificate is delivered pursuant to Section 6.02(a)(i); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) the Applicable Rate in effect from the Closing Date through the first Business Day of the calendar month immediately succeeding the date the Compliance Certificate with respect to the fiscal quarter ended December 31, 2019 is delivered pursuant to Section 6.02(a)(i) shall be Pricing Level III.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Appraised Value” means, with respect to any Substitute Property (or proposed Substitute Property), the appraised value of such Substitute Property (or proposed Substitute Property) as set forth in the appraisal obtained by the Administrative Agent with respect to such Substitute Property (or proposed Substitute Property) in accordance with Section 2.19.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arbitration Rules” has the meaning specified in Section 10.15(b)(ii).
“Arranger” means PNC Bank Capital Markets LLC, in its capacity as sole lead arranger and sole bookrunner.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Availability Period” means, the period from and including the Closing Date to the earliest of (i) the date that is nine (9) months after the Closing Date, (ii) the date of the final Committed Borrowing permitted hereunder pursuant to Section 2.01, (iii) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (iv) the date of termination of the Commitment of each Lender to make Loans pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 1.00%, so long as Daily LIBOR Rate is offered, ascertainable and not unlawful. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing.
“Builder Basket Amount” means, as of any date of determination, with respect to any Restricted Payment or any Subordinated Indebtedness Prepayment, the sum of:
(A)$110,000,000; plus

(B)50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning September 30, 2016 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such Restricted Payment or Subordinated Indebtedness Prepayment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss; plus
(C)100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below) (and excluding the net cash proceeds and the fair market value of assets other than cash received from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus
(D)100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the net cash proceeds and the fair market value of assets other than cash received from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus
(E)100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after September 30, 2016, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of net cash proceeds and the fair market value of assets other than cash received from their original issuance (and excluding the net cash proceeds and the fair market value of assets other than cash received from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus
(F)in the case of the disposition or repayment of any Specified Investment made after September 30, 2016, and on or prior to such date of determination, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i) the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the

Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Buyer Notes” means those promissory notes received by the Company or any Subsidiary as partial or full payment consideration for Dispositions of vehicle dealerships, associated dealership real estate or related businesses, or Dispositions of Subsidiaries, by the Company or such Subsidiary to the obligors of such promissory notes.
“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the date of this Agreement, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than (i) Sonic Financial, O. Bruton Smith or B. Scott Smith; (ii) any spouse or immediate family member of O. Bruton Smith and B. Scott Smith (collectively with O. Bruton Smith and B. Scott Smith, a “Smith Family Member”); or (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners and owners of which are Smith Family Members, (the persons and entities in “i”, “ii”, and “iii” being referred to, collectively and individually, as the “Smith Group”) so long as in the case of clauses (ii) and (iii) O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such ownership) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;
(c)any Person or two or more Persons (excluding members of the Smith Group so long as O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such equity securities) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or
(d)the Company fails to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary other than as a result of the sale of all Equity Interests in a Subsidiary pursuant to a Permitted Disposition.
“Closing Date” means November 22, 2019.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means the Mortgaged Properties.
“Commitment” means, as to each Lender, its obligation to make Committed Loans to the Company pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Cap” means, at any time of determination, the lesser of (a) $112,177,500 and (b) the Margined Collateral Value at such time.
“Committed Loan Notice” means a notice of (a) a Borrowing or (b) a conversion of Committed Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of

Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit F.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date (but excluding in any event (i) any long-term assets of discontinued operations held for sale, other than such assets which (x) are the subject of an executed non-cancelable purchase and sale agreement between the applicable Loan Party and a Person which is not an Affiliate of any Loan Party and (y) the applicable Loan Party intends, in good faith, to Dispose of within 60 days of such date of determination and (ii) any Investment described in Section 7.02(i)).
“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis as of such date.
“Consolidated EBITDAR” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash), (ii) charges against income for foreign, Federal, state and local income taxes, (iii) depreciation expense, (iv) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (v) non-cash charges, (vi) all extraordinary losses, (vii) legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition), (viii) Consolidated Rental Expense, and (ix) non-cash lease termination charges, net of any amortization of such charges minus (c) to the extent included in computing Consolidated Net Income for such period, (i) extraordinary gains and (ii) all gains on repurchases of long-term Indebtedness.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus (ii) an amount equal to $100,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense with respect to non-floorplan Indebtedness for such period (excluding any interest expense not payable in cash and not payable as a result of any default), plus (b) Consolidated Principal Payments for such period, plus (c) Consolidated Rental Expenses for such period, plus (d) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, plus (e) dividends and distributions paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, minus (f) cash refunds of Federal, state, local and foreign income taxes received by the Company and its Subsidiaries on a consolidated basis during such period. The calculation of “Consolidated Fixed Charges” is further described in Section 1.03(d).
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.
“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets (excluding Temporary Excess Cash) plus the Revolving Facility Liquidity Amount to (b) the sum of (i) Consolidated Current Liabilities (but excluding, without duplication and only to the extent such amounts would otherwise have been included in this clause (b)(i), (A) such Consolidated Current Liabilities consisting of any holder put right, balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full, other than any such holder put right, balloon, bullet or final payment which is due within ninety (90) days following such date of determination, and (B) any Temporary Indebtedness) plus (ii) without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period.
“Consolidated Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all scheduled payments of principal and amortization of the Company and its Subsidiaries in connection with Indebtedness for money borrowed (including Permitted Real Estate Indebtedness) or in connection with the deferred purchase price of assets which payments are made or are required to be made during such period, in each case to the extent treated as principal in accordance with GAAP (other than any balloon, bullet or similar final scheduled principal payment that repays such Indebtedness in full). It is acknowledged that payments permitted under Section 7.15 shall not be deemed to be scheduled payments of principal for purposes of determining “Consolidated Principal Payments”.

“Consolidated Rental Expense” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the aggregate amount of fixed and contingent rentals payable in cash by the Company and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period (subject to Section 1.03(b)).
“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Outstanding Indebtedness (excluding (v) Indebtedness under the New Vehicle Floorplan Facility, (w) Permitted Silo Indebtedness for New Vehicle or Used Vehicle inventory, (x) Indebtedness under the Used Vehicle Floorplan Facility, (y) Temporary Indebtedness and (z) Permitted Third Party Service Loaner Indebtedness) as of such date minus (ii) the aggregate amount as of the date of determination of unrestricted domestic cash held in (x) accounts on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party and such cash is not subject to any Lien and (y) accounts established with Silo Lenders, if any, as an offset to floor plan notes payable that are reflected on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof is not prohibited or restricted by law or any contract to which any such Person is a party and is not subject to any Lien; provided that the aggregate amount of cash under clauses (x) and (y) for purposes of this calculation shall in no event exceed $50,000,000 at any time, plus (iii) eight (8) times Consolidated Rental Expense for the period of four fiscal quarters most recently ended (excluding Consolidated Rental Expense relating to any real property acquired during the period of four fiscal quarters most recently ended but including as Consolidated Rental Expense the “rental payments” for any real property Disposed of and leased back to the Company or its Subsidiaries during the period of four fiscal quarters most recently ended as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of such applicable four fiscal quarter period) to (b) Consolidated EBITDAR for the period of four fiscal quarters most recently ended.
“Consolidated Total Outstanding Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries for such period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition; provided that (x) the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition, (y) to the extent such Acquisition (or any other Acquisition or proposed Acquisition included in the calculation of any threshold set forth in Section 6.14 or 7.12) includes the purchase or leasing of any real property, the consideration attributable to such real property shall be excluded from the calculation of Cost of Acquisition, and (z) amounts under clause (iv) above shall be excluded from the calculation of Cost of Acquisition to the extent that such amounts as of the date of entering into any agreement with respect to such Acquisition are not reasonably expected to exceed $5,000,000 in the aggregate (each such determination for each applicable year of earnouts and other contingent obligations with respect to the applicable Acquisition to be based on the reasonably expected operations and financial condition of the Company and its Subsidiaries during the first year after the date of the applicable Acquisition). For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company shall be valued in accordance with GAAP.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.22.
“Credit Extension” means a Borrowing.
“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder including in respect of its Loans hereunder, or has failed to perform any of its funding obligations under the Revolving Credit Agreement or the Floorplan Credit Agreement, including in respect of its Used Vehicle Floorplan Loans or New Vehicle Floorplan Loans (each as defined in the Floorplan Credit Agreement) thereunder, in each case within three Business Days of the date required to be funded by it hereunder or thereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has notified the Company or the Administrative Agent that it does not intend to comply with any such funding obligations or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) with respect to its funding obligations hereunder, thereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent, that it will comply with such funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, a custodian appointed for it, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each other Lender promptly following such determination. “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disputes” has the meaning specified in Section 10.15(b)(i).
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Environmental Indemnity Agreement” has the meaning specified in Section 4.01(a)(xii).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of $1,000,000; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in either case that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (ii) in all other cases, $1,000,000; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan, Multiemployer Plan or Multiple Employer Plan; (f) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of the Company or any ERISA Affiliate; (g) except as set forth on Schedule 1.01C, the determination that any Pension Plan, Multiemployer Plan or Multiple Employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (ii) in all other cases, $1,000,000.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Rate” means, with respect to any Eurodollar Rate Loans, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards to the nearest 1/100 of 1%), (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such Loans and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the Eurodollar Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Company of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Investment” means (i) any Investment in the Company, any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; (ii) Indebtedness of the Company owing to a Restricted Subsidiary, Indebtedness of a Restricted Subsidiary owing to another Restricted Subsidiary, or guarantees by a Restricted Subsidiary of the Indenture Notes; (iii) Investments in any of the Indenture Notes; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted by any Indenture to the extent such Investments are non-cash proceeds; (vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary; (vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary; (viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (ix) Investments in existence on May 9, 2013; (x) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (xi) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the net cash proceeds received by the Company after the date of this Agreement from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within 10 days of the receipt thereof; (xii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (xiii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; (xiv) items described in clause (c) of the definition of “Investment”; and (xv) in addition to the Investments described in clauses (i) through (xiv) above, Investments in an amount not to exceed the greater of (a) $25.0 million and (b) 1% of the Company’s consolidated tangible assets in the aggregate at any one time outstanding.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each such case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Rate” for such day shall be the Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.
“Flood Hazard Property” means any real property with respect to which the Administrative Agent requests a flood hazard determination in its sole discretion and which is determined to be in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.
“Flood Requirements” means the following, with respect to any Flood Hazard Property, in each case in form and substance satisfactory to the Lenders: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such real property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) such other flood hazard determination forms, notices and confirmations thereof as requested by the Lenders and naming the Administrative Agent as loss payee on behalf of the Lenders; and (c) property level information sufficient for the Lenders to determine the adequacy of flood insurance.
“Floorplan Administrative Agent” means, as applicable, Bank of America (in its capacity as the administrative agent under the Floorplan Credit Agreement or any successor administrative agent under the Floorplan Credit Agreement).
“Floorplan Credit Agreement” means the Third Amended and Restated Syndicated New and Used Floorplan Credit Agreement dated as of November 30, 2016 among the Company, the Subsidiaries of the Company party thereto from time to time, the Floorplan Administrative Agent and the Floorplan Lenders (as amended, supplemented or otherwise modified from time to time).
“Floorplan Default” has the meaning specified for the term “Default” in the Floorplan Credit Agreement.
“Floorplan Event of Default” has the meaning specified for the term “Event of Default” in the Floorplan Credit Agreement.
“Floorplan Lenders” means the lenders party from time to time to the Floorplan Credit Agreement.
“Floorplan Loan Documents” has the meaning specified for the term “Loan Documents” in the Floorplan Credit Agreement.
“Foreign Lender” means (a) if the Company is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Company is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
The term “franchise” when used with respect to any vehicle manufacturer or distributor shall be deemed to include each dealership that is authorized by a Franchise Agreement to sell New Vehicles manufactured or distributed by such manufacturer or distributor, whether or not such dealership is expressly referred to as a franchise in the respective Franchise Agreement or Framework Agreement.
“Franchise Agreement” means a franchise agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Loans” has the meaning assigned to such term in Section 3.03.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)capital leases and Synthetic Lease Obligations;
(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).

“Indentures” means, individually or collectively as the context may require, the 2013-5.0% Indenture or the 2017-6.125% Indenture.
“Indenture Notes” means, individually or collectively as the context may require, the 2013-5.0% Indenture Notes or the 2017-6.125% Indenture Notes.
“Information” has the meaning specified in Section 10.07.
“Initial Appraised Value” means, with respect to any Mortgaged Property, the appraised value of such Mortgaged Property as set forth in a FIRREA-conforming appraisal obtained by the Administrative Agent with respect to such Mortgaged Property prior to (and within 12 months of) the Closing Date, or if such Mortgaged Property is an Additional Mortgaged Property or a Substitute Property, a FIRREA-conforming appraisal obtained by the Administrative Agent with respect to such Additional Mortgaged Property or Substitute Property immediately prior to (and within 12 months of) such Additional Mortgaged Property or Substitute Property becoming a Mortgaged Property.
“Interest Payment Date” means the fifth day of a calendar month, provided that if such day is not a Business Day, the respective Interest Payment Date shall be the next succeeding Business Day.
“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.
“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Involuntary Disposition” means, with respect to any Collateral, any of the following: (a) any loss, destruction or damage of such Collateral or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit G, executed and delivered by a Subsidiary or any other Person to the Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” means a lease or other agreement (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of one or more of the Mortgaged Properties, together with all amendments thereto and all restatements, supplements, and other modifications thereof.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“LIBOR Reserve Percentage” means as of any day the maximum effective percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding or in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Committed Loan.
“Loan Documents” means, collectively, this Agreement, each Note, each Joinder Agreement, each Security Instrument, the Subsidiary Guaranty, and the PNC Letter.
“Loan Parties” means, collectively, the Company and each Subsidiary Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Margined Collateral Value” means, at any time, the sum of (a) for all Mortgaged Properties on which material improvements have been constructed thereon, the product of (i) 0.75 multiplied by (ii) the Initial Appraised Value of such Mortgaged Properties, plus (b) for all other Mortgaged Properties, the product of (i) 0.65 multiplied by (ii) the Initial Appraised Value of such Mortgaged Properties.
“Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the Mortgaged Properties, taken as a whole, or (iii) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their respective obligations under any Loan Document to which any of them is a party or (b) an adverse effect on the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.
“Maturity Date” means November 22, 2024; provided that if any date determined to be a “Maturity Date” is not a Business Day, such Maturity Date shall be the next preceding Business Day.
“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust, deeds and other similar security documents executed by a Loan Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent.
“Mortgaged Property” means the owned property of the Loan Parties listed on Schedule 5.20(c), as supplemented from time to time in accordance with Section 2.18(b)(iii) and Section 2.19(b)(iii) following the addition of Additional Mortgaged Property or a Substitute Property as a Mortgaged Property, including all “Premises” referred to in the Security Instruments with respect to such Mortgaged Property; provided that a Release Property shall no longer constitute a Mortgaged Property after giving effect to the consummation of a Property Substitution or Prepayment Release with respect to such Release Property in accordance with Section 2.19.
“Mortgaged Property Support Documents” means with respect to the fee interest in any Mortgaged Property:
(a)a fully executed and notarized Mortgage encumbering the fee interest of the applicable Loan Party in such real property;
(b)if requested by the Administrative Agent in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Administrative Agent and such title insurance company, dated a date satisfactory to each of the Administrative Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors, Inc. in 2016 with items 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11, 13, 14, 16,17, 18 and 19 on Table A thereof completed;
(c)ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Administrative Agent with respect to such real property, assuring the Administrative Agent that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Liens permitted under Section 7.01, which title insurance policies shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are requested by the Administrative Agent;
(d)(i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and (ii) if such real property is a Flood Hazard Property, Flood Requirements;

(e)if requested by the Administrative Agent or any Lender, in such Person’s sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Administrative Agent and the Lenders;
(f)if requested by the Administrative Agent in its sole discretion, evidence reasonably satisfactory to the Administrative Agent that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning Laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);
(g)copies of all Leases with respect to such real property and a fully executed and notarized subordination, non-disturbance and attornment agreement with respect to such real property and such Lease; and
(h)if requested by the Administrative Agent in its sole discretion, an opinion of legal counsel to the applicable Loan Party granting the Mortgage on such real property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Involuntary Disposition, net of (a) direct costs incurred in connection therewith, and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Involuntary Disposition.
“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and (except in the case of Service Loaner Vehicles) has never been registered, and (notwithstanding clause (b) of the definition of “Vehicle”) includes Rental Vehicles and Demonstrators (each as defined in the Floorplan Credit Agreement) and Service Loaner Vehicles, in each case whether or not held for sale.
“New Vehicle Floorplan Facility” means the new vehicle floorplan facility described in Section 2.01 through 2.05 of the Floorplan Credit Agreement providing for revolving loans to certain Subsidiaries of the Company by the lenders party thereto.
“New Vehicle Floorplan Loan” has the meaning specified for such term in the Floorplan Credit Agreement.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01(a) – (h) and (ii) has been approved by the Required Lenders.

“Note” means a promissory note made by the Company, in favor of a Lender evidencing Loans made by such Lender to the Company, as applicable, substantially in the form of Exhibit C.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit O or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Outstanding Amount” means, with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, as the case may be, occurring on such date.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as

Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Company.
“Participant” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” shall mean the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition permitted by Section 7.12.
“Permitted Disposition” means any Disposition permitted by Section 7.05.
“Permitted Real Estate Indebtedness” means Indebtedness of the Company or a Subsidiary owing to non-Affiliated Persons secured solely by Liens on Permitted Real Estate Indebtedness Collateral so long as the amount of such Indebtedness (as measured for any specified real property parcel and improvements (if any) financed thereby) is no greater than eighty-five percent (85%) of the value of such parcel and improvements set forth in an appraisal thereof prepared by a member of the Appraisal Institute and an independent appraisal firm satisfactory to the Administrative Agent and commissioned in connection with such financing, a copy of which such appraisal has been provided to the Administrative Agent upon its request.
“Permitted Real Estate Indebtedness Collateral” means, with respect to any particular Permitted Real Estate Indebtedness, the applicable real property used (at the time of the incurrence of such Permitted Real Estate Indebtedness) by a Subsidiary of the Company for the operation of a vehicle dealership or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof.
“Permitted Silo Guaranty” means, with respect to any Permitted Silo Indebtedness provided by any Silo Lender, the guaranty of such Indebtedness by (a) the Company or (b) any Subsidiary that operates one or more dealerships at which New Vehicle floorplan financing is provided by such Silo Lender.

“Permitted Silo Indebtedness” means Indebtedness (including Permitted Silo Guaranties but excluding Indebtedness provided pursuant to the Floorplan Credit Agreement) incurred from time to time by any of the Company’s current or future Subsidiaries consisting of floorplan financing for New Vehicles or Used Vehicles provided by financial institutions or manufacturer-affiliated finance companies (“Silo Lenders”) to such Subsidiaries, provided that (i) with respect to financing of Used Vehicles, the proceeds of such financing are used for purchasing and carrying Used Vehicles, (ii) such indebtedness is secured by, in the case of Silo Lenders providing New Vehicle floorplan financing or New Vehicle and Used Vehicle floorplan financing, a lien on certain assets of such Subsidiaries (including New Vehicles and Used Vehicles financed (including related contracts-in-transit) and the proceeds thereof and certain general intangibles, but excluding real property and fixtures (other than trade fixtures)) and (iii) such Indebtedness is otherwise permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender.
“Permitted Third Party Service Loaner Indebtedness” means Indebtedness incurred from time to time by any of the Company’s current or future Subsidiaries consisting of financing for Service Loaner Vehicles, which financing is provided by manufacturers, manufacturer affiliated finance companies or other Persons to the Company or such Subsidiary (“Service Loaner Lenders”) so long as (i) such Indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles, (ii) such Indebtedness is on terms (including pricing terms) that, taken as a whole, are more favorable to the Company and its Subsidiaries than the terms of the Floorplan Credit Agreement, and (iii) such Indebtedness is otherwise permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (generally including a Pension Plan, but excluding a Multiemployer Plan and Multiple Employer Plan), maintained by the Company or, in the case of a Pension Plan, by an ERISA Affiliate, for employees of the Company or any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“PNC Bank” means PNC Bank, National Association
“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.
“Prepayment Release” has the meaning specified in Section 2.19(a).
“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Pro Forma Compliance” means that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11 calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with such financial covenant would be determined (for example, in the case of a financial covenant based on Consolidated EBITDAR, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.03(d).
“Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating Pro Forma Compliance for such event.
“Property Substitution” has the meaning specified in Section 2.19(a).
“Public Lender” has the meaning specified in Section 6.02.
“Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period: provided that if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period either (a) as published in another publication selected by the Administrative Agent or (b) in an Alternate Source (or if there shall at any time, for any reason, no longer exist any such reference or any Alternate Source), a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).
“QFC” has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.22.
“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.
“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq.
“Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed prior to May 20, 2025 or is redeemable at the option of the holder thereof at any time prior to May 20, 2025 (other than upon a change of control of or sale of assets by the Company in circumstances where a holder of any 2013-5.0% Indenture Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.
“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.
“Related Acquisition or Related Proposed Acquisition” means, with respect to any specified Acquisition (a “Specified Acquisition”), any other Acquisition, or any proposed Acquisition subject to an Acquisition Arrangement, that in each case (a) is part of a related series of Acquisitions or proposed Acquisitions that includes the Specified Acquisition, (b) involves any seller or transferor that is a seller or transferor (or an Affiliate of a seller or transferor) involved in the Specified Acquisition and (c) occurs or is reasonably expected to occur within six (6) months before or after the date of the Specified Acquisition.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, and representatives of such Person and of such Person’s Affiliates.
“Release Price” means, with respect to any Mortgaged Property, an amount equal to 75% of the Initial Appraised Value of such Mortgaged Property.
“Release Property” has the meaning specified in Section 2.19(a).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means with respect to a Borrowing, or conversion of Committed Loans, a Committed Loan Notice.
“Required Financial Information” has the meaning specified in the definition of “Restricted Subsidiary”.
“Required Lenders” means, as of any date of determination, all Lenders as of such date other than any Defaulting Lender.
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificate pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party, and, solely for the purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary.

“Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $10,000 (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) (the “Required Financial Information”)), or (ii) has revenues (on a consolidated basis with its Subsidiaries) equal to or greater than $10,000 for a period of four consecutive fiscal quarters (calculated for the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term “Restricted Subsidiaries” (i) shall also include any Subsidiaries designated as “Restricted Subsidiaries” pursuant to the definition of “Unrestricted Subsidiaries” and (ii) shall not include any Special Purpose Insurance Captive.
“Revolving Administrative Agent” means, as applicable, Bank of America (in its capacity as the administrative agent under the Revolving Credit Agreement or any successor administrative agent under the Revolving Credit Agreement) serving as the collateral agent on behalf of the Secured Parties thereunder.
“Revolving Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of November 30, 2016 among the Company, the Revolving Administrative Agent and the Revolving Lenders, as amended, supplemented or otherwise modified from time to time.
“Revolving Credit Facility” means the revolving credit facility described in the Revolving Credit Agreement providing for revolving loans to the Company by the Revolving Lenders.
“Revolving Credit Facility Default” has the meaning specified for the term “Default” in the Revolving Credit Agreement.
“Revolving Event of Default” has the meaning specified for the term “Event of Default” in the Revolving Credit Agreement.
“Revolving Loan Documents” has the meaning specified for the term “Loan Documents” in the Revolving Credit Agreement.
“Revolving Facility Liquidity Amount” means, as of any date of determination, the lesser of:
(a)the difference of the Revolving Advance Limit (as defined in the Revolving Credit Agreement) minus Total Outstandings (as defined in the Revolving Credit Agreement), and
(b)the largest principal amount of Loans (as defined in the Revolving Credit Agreement) that may then be borrowed hereunder without resulting in an Event of Default (as defined in the Revolving Credit Agreement) under Section 7.11(c) (on a pro forma basis as of the last day of the most recent fiscal quarter for which a Compliance Certificate was delivered or required to be delivered), after giving pro forma effect to such Loans (as defined in the Revolving Credit Agreement).
“Revolving Facility Loan” means a loan by a Revolving Lender to the Company under the Revolving Credit Agreement.
“Revolving Lender” means each lender that has a commitment under the Revolving Credit Facility or, following termination of such commitments, has Revolving Facility Loans outstanding.

“Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, with respect to each of the Security Instruments, the Administrative Agent and the Lenders.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Instruments” means, collectively or individually as the context may indicate, the Mortgages and any related Mortgaged Property Support Documents and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any other Loan Party, or any other Person shall grant or convey to the Administrative Agent, for the benefit of the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations.
“Service Loaner Vehicles” means vehicles which are provided as service loaner vehicles for customers of a Subsidiary that are having their vehicles serviced by such Subsidiary.
“Solvent” means, when used with respect to any Person, that at the time of determination:
(a)the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and
(b)it is then able and expects to be able to pay its debts as they mature; and
(c)it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
“Sonic Financial” means Sonic Financial Corporation, a North Carolina corporation.
“Special Purpose Insurance Captive” means a Person which (a) at all times shall remain a wholly-owned Subsidiary of the Company or a Subsidiary Guarantor, (b) shall not engage in any business other than the provision of dealer physical damage insurance for new vehicle inventory, workers compensation insurance or healthcare insurance to the Company and its Subsidiaries, (c) if organized in North Carolina (or, in any other jurisdiction, to the extent otherwise permitted by Law) has its Equity Interests pledged pursuant to the Pledge Agreement (as defined in the Revolving Credit Agreement) and (d) has not and shall not (i) transfer any funds to any Person other than (x) payment in the ordinary course of business and on customary market terms of liability claims made by third parties against the Company and its Subsidiaries, (y) payment of its own business expenses in the ordinary course of business and on customary terms, and (z) distributions to the Company or any Subsidiary Guarantor; (ii) make any Investment (other than Investments permitted under applicable insurance guidelines and made in the Company’s reasonable business judgment) in any Person, (iii) incur any Indebtedness (other than

Indebtedness from time to time owed to the Company or any Subsidiary Guarantor) or grant a Lien on any of its assets (other than to secure Indebtedness owed to the Company or any Subsidiary Guarantor), (iv) provide any compensation to directors or employees other than on customary market terms for captive insurance companies or (v) have its Equity Interests pledged to any Person other than as described in clause (c) above. The parties hereto acknowledge that as of the date hereof, SRM Assurance, Ltd. is a Special Purpose Insurance Captive. A Special Purpose Insurance Captive shall not be permitted to have, acquire or form any direct or indirect Subsidiary.
“Specified Investment” means any Investment in any Person other than an Excluded Investment.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19).
“Subordinated Indebtedness” has the meaning given to such term in the Revolving Credit Agreement and the Floorplan Credit Agreement.
“Subordinated Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Subordinated Indebtedness, provided, however, that “Subordinated Indebtedness Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Subordinated Indebtedness with new or additional Subordinated Indebtedness.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.
“Subsidiary Guarantors” means, collectively, all Restricted Subsidiaries executing a Subsidiary Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement (other than any Subsidiary Guarantor that is released in accordance with the terms hereof).
“Subsidiary Guaranty” means the Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.
“Substitution Requirements” has the meaning specified in Section 2.19(b).
“Substitute Property” has the meaning specified in Section 2.19(a).
“Supported QFC” has the meaning specified in Section 10.22.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Temporary Cash Investments” means (a) cash or (b) Investments held in the form of cash equivalents and short-term marketable securities.
“Temporary Excess Cash” means cash proceeds received by the Company from the issuance of Subordinated Indebtedness permitted by Section 7.03(i), which cash (as set forth in a notice delivered by the Company to the Administrative Agent within five (5) Business Days of the Company’s receipt of such cash proceeds) is intended by the Company to be applied to the prepayment or purchase (whether by open market purchase or pursuant to a tender offer) of other Subordinated Indebtedness, but has not yet been so applied solely because the Company has not completed such prepayment, repurchase or refinancing, so long as such cash is so applied within six (6) months of receipt thereof.
“Temporary Indebtedness” means Subordinated Indebtedness the Company intends to repay (whether by open market purchase or pursuant to a tender offer) using cash proceeds received by the Company from the issuance of other Subordinated Indebtedness permitted by Section 7.03(i); provided that, such applicable Subordinated Indebtedness shall only qualify as “Temporary Indebtedness” for so long as such cash proceeds qualify as “Temporary Excess Cash”.
“Threshold Amount” means $20,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and outstanding Loans of such Lender at such time.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries; provided that in no event shall the Unrestricted Subsidiaries as a whole have more than $100,000 in total assets or more than $100,000 in total revenues for a period of four consecutive fiscal quarters (in each case) calculated as of the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information; and if either such threshold is exceeded, the Company shall immediately designate one or more such Subsidiaries to be “Restricted Subsidiaries” and deliver to the Administrative Agent all documents specified in Section 6.14 for such Subsidiaries, so that after giving effect to such designation, the remaining Unrestricted Subsidiaries shall satisfy such requirements; provided, however, that notwithstanding the foregoing, the assets and revenues of Special Purpose Insurance Captives shall not be taken into account for the purposes of determining the Company’s compliance with, and its covenants relating to, the thresholds described in this definition.
“Used Vehicle” means a Vehicle other than a New Vehicle.
“Used Vehicle Floorplan Facility” means the used vehicle floorplan facility described in Sections 2.06 through 2.08 of the Floorplan Credit Agreement providing for revolving loans to the Company by the lenders party thereto.
“Used Vehicle Floorplan Loan” has the meaning specified for such term in the Floorplan Credit Agreement.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.22.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Vehicle” means an automobile or truck with a gross vehicle weight of less than 16,000 pounds which satisfies the following requirements: (a) the vehicle is owned by a Grantor (under and as defined in the Revolving Credit Facility) free of any title defects or any liens or interests of others except for Liens permitted thereon under the Revolving Credit Agreement and the Floorplan Credit Agreement; (b) the vehicle is held for sale in the ordinary course of a Grantor’s (under and as defined in the Revolving Credit Facility) business and is of good and merchantable quality and (c) the vehicle is not a commercial truck designated as Class 4 or above by the U.S. Department of Transportation, Federal Highway Administration.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“2013-5.0% Indenture” means the Indenture dated as of May 13, 2013 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

“2013-5.0% Indenture Notes” means, collectively, the 5.0% Senior Subordinated Notes due 2023, Series A, and the 5.0% Senior Subordinated Notes due 2023, Series B, in each case issued pursuant to the 2013-5.0% Indenture.
“2017-6.125% Indenture” means the Indenture dated as of March 10, 2017 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.
“2017-6.125% Indenture Notes” means, collectively, the 6.125% Senior Subordinated Notes due 2027 issued pursuant to the 2017-6.125% Indenture.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), provided that, any reference to a defined term in any such agreement, instrument or other document (including the Revolving Credit Agreement and the Floorplan Credit Agreement) which has been terminated shall have the meaning set forth in such document immediately prior to such termination, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03 Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, all calculations of financial covenants shall reflect the results of both continuing operations and discontinued operations of the Company and its Subsidiaries, and in the event of any such discontinued operations, the Company shall provide subtotals for each of “continuing operations”, “discontinued operations” and “consolidated operations”. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of FASB ASC 825 on financial liabilities shall be disregarded. In connection with the Company’s delivery of financial statements hereunder, the Company shall deliver a reconciliation of the calculations of the financial covenants before and after giving effect to the adjustments from FASB ASC 825 described in this Agreement.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, for purposes of determining compliance with Section 7.11, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)Calculation of Consolidated EBITDAR, Consolidated Fixed Charges and Consolidated Rental Expense. Consolidated EBITDAR shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDAR attributable to Acquisitions permitted hereunder and occurring during such period and (to the extent otherwise included in Consolidated Net Income) excluding the Consolidated EBITDAR attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such permitted Acquisition or Permitted Disposition, utilizing (i) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (ii) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that (x) any such pro forma adjustment of Consolidated EBITDAR shall reflect the Company’s and the Subsidiaries’ pro forma rental payments related to the assets acquired in any applicable Acquisition (and shall not reflect any rental expense payments of the applicable seller), and (y) any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment, unless the Company provides to the Administrative Agent (A) the supporting calculations for such adjustment and (B) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations. For purposes of determining “Consolidated Fixed Charges” for any period, the Consolidated Interest Expense, Consolidated Principal Payments and Consolidated Rental Expenses attributable to such Permitted Dispositions described above during such period may, at the option of the Company and subject to the consent of the Administrative Agent (which shall not be unreasonably withheld), be excluded therefrom.
1.04Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06[Reserved].
1.07Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” and “Daily LIBOR Rate” or with respect to any comparable or successor rate thereto.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each, a “Committed Loan”) to the Company from time to time in Dollars on any Business Day during the Availability Period, in an aggregate principal amount of all Committed Loans made by any such Lender not to exceed the principal amount of such Lender’s Commitment; provided, that (a) after giving effect to any requested Committed Loans, the aggregate initial principal amount of all Committed Loans made hereunder shall not exceed the Committed Loan Cap in effect at the time of the proposed Borrowing of such Committed Loans and (b) in no event shall the total number of Committed Borrowings occurring during the term of this Agreement exceed four (4). Committed Loans that are repaid or prepaid may not be reborrowed. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02  Borrowings, Conversions and Continuations of Committed Loans.
(a)  Each Committed Borrowing and each conversion of Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such

Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing in the case of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) on the requested Business Day of any Borrowing in the case of Base Rate Committed Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Company is requesting a Committed Borrowing or a conversion of Committed Loans from one Type to the other, (ii) the requested date of the applicable Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed or converted, and (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted. If the Company fails to provide a timely Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice, then the applicable Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.
(b)  Following receipt of a Committed Loan Notice for a Committed Borrowing, the Administrative Agent shall promptly (and in any event, at least one Business Day prior to the requested date of advance of the applicable Committed Loans) notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans. Each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 and Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of PNC Bank with the amount of such funds.
(c)  The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in PNC Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
2.03  [Reserved].
2.04  [Reserved].
2.05  Prepayments.
(a)  Optional. The Company may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty subject to Section 3.06; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) on the date three Business Days prior to the date of the prepayment in connection with the prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of such Loans in connection with the prepayment of Base Rate Loans; (ii) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.16, each such prepayment of Committed Loans of the Lenders shall be applied in accordance with their respective Applicable Percentages. Except as set forth in Section 2.19(c), each prepayment of Loans pursuant to the foregoing shall be applied, to the remaining principal repayment installments of the Loans (including any payment due on the Maturity Date) on a pro rata basis. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.06.
(b)  Mandatory.
(i)  The Company shall prepay the Committed Loans as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party from all Involuntary Dispositions with respect to Collateral within five (5) days of the date of receipt of such Net Cash Proceeds with respect to such Involuntary Disposition; provided, however, that, with respect to an Involuntary Disposition of the type described in clause (a) of such definition, so long as no Default shall have occurred and be continuing and such casualty occurs prior to November 22, 2023, all or any portion of such Net Cash Proceeds shall not be required to be so applied at the election of the Company (as notified by the Company to the Administrative Agent) to the extent such Loan Party reinvests such Net Cash Proceeds in restoration or repair of the applicable loss, destruction or damage of such Collateral within 180 days after the receipt of such Net Cash Proceeds; provided that if such Net Cash Proceeds shall have not been so reinvested shall be immediately applied to prepay the Committed Loans.
(ii)  The Company shall prepay the Committed Loans in connection with a Property Substitution or Prepayment Release in the amounts, and to the extent required, pursuant to Section 2.19.
(iii)  Each prepayment of Loans pursuant to clause (i) of this Section 2.05(b) shall be applied, to the remaining principal repayment installments of the Loans (including any payment due on the Maturity Date) in inverse order of maturity. Each prepayment of Loans pursuant to clause (ii) of this Section 2.05(b) shall be applied, to the remaining principal repayment installments of the Loans (including any payment due on the Maturity Date) on a pro rata basis. All prepayments under this Section 2.05(b) shall be subject to Section 3.06, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06  Termination or Reduction of Commitments.
(a)  Optional. The Company may, upon notice to the Administrative Agent, terminate the unused Aggregate Commitments or from time to time permanently reduce the unused Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the unused Aggregate Commitments. Any reduction of the unused Aggregate Commitments shall be applied to the unused Commitment of each Lender in accordance with its respective Applicable Percentage. All interest accrued until the effective date of any termination of the unused Aggregate Commitments shall be paid on the effective date of such termination.
(b)  Mandatory. The unused Aggregate Commitments shall be automatically and permanently terminated on the last day of the Availability Period.
2.07  Repayment of Loans. The Company shall make principal payments on the Committed Loans in equal installments on the last Business Day of each fiscal quarter of the Company, commencing with the fiscal quarter ending March 31, 2020, with the amount of each such principal installment equal to 2.5% of the aggregate initial principal amount of all Committed Borrowings hereunder (other than any Committed Borrowings made in such fiscal quarter); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Committed Loans, shall be due and payable on the Maturity Date. Each principal payment on the Committed Loans shall be applied to the Committed Loan of each Lender in accordance with its respective Applicable Percentage.
2.08  Interest.
(a)  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)  (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)  If any amount (other than principal of any Loan) payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)  Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Company shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09  Fees.
(a)  [Reserved].
(b)  Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the PNC Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)  The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10  Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)  All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)  If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i)(A) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii)(A) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (B) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in lower pricing for such period, the Applicable Rate shall be adjusted as of the date of receipt by the Administrative Agent of a Compliance Certificate reflecting such proper calculation. This paragraph shall not limit the rights of the Administrative Agent or any Lender under Article VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11  Evidence of Debt.
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
2.12  Payments Generally; Administrative Agent’s Clawback.
(a)  General. All payments to be made by the Company shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the

Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage, (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)  (i)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of a Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may (but shall be under no obligation to), in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of a Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Company jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of a Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in the applicable Committed Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)  Payments by Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may (but shall be under no obligation to), in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)  Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Company as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the

Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)  Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to make its payment under Section 10.04(c).
(e)  Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13  Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (for cash at face value) participations in the applicable Committed Loans or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(i)  if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)  the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans, as the case may be to any assignee or participant, other than an assignment, participation or sub participation to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

2.14  [Reserved].
2.15  [Reserved].
2.16  Defaulting Lenders. Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)  Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)  Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows; first, as to any payment made in respect of principal of Loans, ratably to the principal amount of Committed Loans of other Lenders as if such Defaulting Lender had no Loans outstanding, until such time as the Outstanding Amount of Committed Loans of each Lender shall equal its pro rata share thereof based on its Applicable Percentage; second, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to the Administrative Agent; and third, to the Defaulting Lender or otherwise as required by applicable Law. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)  Defaulting Lender Cure. If the Company and the Administrative Agent, agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender (and the Applicable Percentages of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
2.17  Security.
(a)  Security. As security for the full and timely payment and performance of all Obligations, the Company shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder or under the other Loan Documents and with the priority identified in the Security Instruments. In addition, and without limiting the foregoing, the Company shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Administrative Agent may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Section 2.17 and each of the Security Instruments.
(b)  Further Assurances. At the request of the Administrative Agent from time to time, the Company will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Administrative Agent for the benefit of the Secured Parties contemplated hereby and by the other Loan Documents.
2.18  Additional Mortgaged Properties.
(a)  Additional Mortgaged Properties. Following the Closing Date, the Company may add additional tracts of real property owned by the Company or any of its Subsidiaries as Mortgaged Properties (each an “Additional Mortgaged Property”), subject to the satisfaction of the Additional Mortgaged Property Requirements.
(b)  Additional Mortgaged Property Requirements. The addition of any Additional Mortgaged Property shall be subject to the following conditions precedent (collectively, the “Additional Mortgaged Property Requirements”):
(i)  the Administrative Agent and the Lenders shall have received at least sixty (60) days prior written notice requesting the real property be added as an Additional Mortgaged Property; provided that no such notice shall be required with respect to the real property set forth on Schedule 2.18;
(ii)  the Administrative Agent and the Lenders shall have received a FIRREA-conforming appraisal for such property of the current value of such property as of a date that is within 12 months before the date of the addition of such real property as an Additional Mortgaged Property, which appraisal shall be in form and substance reasonably acceptable to the Administrative Agent;
(iii)  the Administrative Agent and the Lenders shall have received (y) the Mortgaged Property Support Documents with respect to such proposed Additional Mortgaged Property and (z) an updated Schedule 5.20(c) that is true, correct and complete after giving effect to the addition of such Additional Mortgaged Property;
(iv)  the Administrative Agent and the Lenders shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured and mortgagee, as the case may be, on all such insurance policies maintained with respect to such proposed Additional Mortgaged Property and the new Loan Parties following the completion of the addition of such Additional Mortgaged Property as a Mortgaged Property;
(v)  unless waived by the Administrative Agent, the Company shall have paid all expenses of the Administrative Agent in connection with the addition of such Additional Mortgaged Property, including (i) real property diligence related expenses, including appraisal and environmental assessment fees, and (ii) fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the date of the addition of such Additional Mortgaged Property, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings with respect to the addition of such Additional Mortgaged Property (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent);
(vi)  any Subsidiary of the Company that owns such Additional Mortgaged Property or leases or operates a vehicle dealership at such Additional Mortgaged Property shall have complied with the requirements of Section 6.14; and
(vii)  the Additional Mortgaged Property shall otherwise be reasonably acceptable to the Required Lenders (as evidenced by written notice to the Administrative Agent (which notice may be delivered via electronic mail) from Lenders constituting the Required Lenders).
(c)  Flood Requirements. Notwithstanding anything to the contrary contained herein, if at any time Additional Mortgaged Property is to be pledged as a Mortgaged Property hereunder, the Administrative Agent shall not enter into, accept or record any Mortgage in respect of such Additional Mortgaged Property until the Administrative Agent shall have received written confirmation from each Lender (which may be delivered via electronic mail) that flood insurance compliance has been completed by such Lender with respect to such Additional Mortgaged Property.
2.19  Substitution and Release of Mortgaged Property.
(a)  Release. The Company may obtain the release of up to two Mortgaged Properties during the term of this Agreement (each herein called a “Release Property”) by (i) substituting such Release Property with a tract of owner occupied real property owned by the Company or one of its Subsidiaries (a “Substitute Property”) with respect to such Release Property (each such release and substitution herein called, a “Property Substitution.”), subject to the satisfaction of the Substitution Requirements, or (ii) making a prepayment of the Loans in the amount of the Release Price applicable to such Mortgaged Property, which prepayment shall be applied to the remaining principal repayment installments of the Loans (including any payment due on the Maturity Date) in inverse order of maturity (each such release, a “Prepayment Release”).
(b)  Substitute Property. Each Property Substitution shall be subject to the satisfaction of the following conditions precedent (collectively, the “Substitution Requirements”):
(i)  The Administrative Agent and the Lenders shall have received at least sixty (60) days prior written notice requesting the Property Substitution;
(ii)  The Substitute Property shall (A) have an Appraised Value no less than the Initial Appraised Value of the applicable Release Property (or, if the Substitute Property has an Appraised Value of less than the Initial Appraised Value of the applicable Release Property, a prepayment of the Committed Loans in an amount equal to 75% of the amount by which the Initial Appraised Value of the applicable Release Property exceeds the Appraised Value of the Substitute Property (the “Partial Release Price”), which Partial Release Price shall be due and payable at the time of Property Substitution, and shall have been received by the Administrative Agent, in immediately available funds, as a condition to such Property Substitution); provided that if such Substitute Property does not have material improvements constructed thereon, such Substitute Property shall have an Appraised Value of an amount such that 65% of Appraised

Value of such Substitute Property equals 75% of the Initial Appraised Value of the applicable Release Property (or, if less, a prepayment of the Committed Loans in an amount equal to 75% of such difference shall be due and payable at the time of Property Substitution, and shall have been received by the Administrative Agent, in immediately available funds, as a condition to such Property Substitution), and (B) be otherwise acceptable to the Administrative Agent.
(iii)  The Administrative Agent and the Lenders shall have received (y) the Mortgaged Property Support Documents with respect to such Substitute Property and (z) an updated Schedule 5.20(c) that is true, correct and complete after giving effect to such Property Substitution;
(iv)  The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Property Substitution, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
(v)  No Default or Event of Default shall exist, or would result from such Property Substitution;
(vi)  The Administrative Agent and the Lenders shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured and mortgagee, as the case may be, on all such insurance policies maintained with respect to the Substitute Property and the new Loan Parties following the completion of the Property Substitution;
(vii)  unless waived by the Administrative Agent, the Company shall have paid all expenses of the Administrative Agent in connection with such Property Substitution, including (i) real property diligence related expenses, including appraisal and environmental assessment fees, and (ii) fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the date of such Property Substitution, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings with respect to such Property Substitution (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent);
(viii)  any Subsidiary of the Company that owns such Substitute Property or leases or operates a vehicle dealership at such Substitute Property shall have complied with the requirements of Section 6.14; and
(ix)  the Property Substitution and the Substitute Property shall otherwise be reasonably acceptable to the Required Lenders (as evidenced by written notice to the Administrative Agent (which notice may be delivered via electronic mail) from Lenders constituting the Required Lenders).

(c)  Prepayment Release. Any Prepayment Release shall be subject to (i) receipt by the Administrative Agent of the Release Price, in immediately available funds, (ii) no Default or Event of Default shall exist, or would result from such Prepayment Release, and (iii) receipt of an updated Schedule 5.20(c) that is true, correct and complete after giving effect to the release of such Release Property.
(d)  Further Assurances. After giving effect to any Property Substitution or Prepayment Release, the Administrative Agent agrees (at the expense of the Company) to execute, as applicable, and deliver to the Company any such mortgage releases and other similar discharge or release documents, as are reasonably requested and necessary to release, as of record, the security interests in favor of the Administrative Agent under the Loan Documents in the applicable Release Property and each Subsidiary Guarantor that, after giving effect to such Property Substitution or Prepayment Release, is no longer required to be a Subsidiary Guarantor pursuant to Section 6.14.
(e)  Flood Requirements. Notwithstanding anything to the contrary contained herein, if at any time Substitute Property is to be pledged as a Mortgaged Property hereunder, the Administrative Agent shall not enter into, accept or record any Mortgage in respect of such Substitute Property until the Administrative Agent shall have received written confirmation from each Lender (which may be delivered via electronic mail) that flood insurance compliance has been completed by such Lender with respect to such Substitute Property.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01  Taxes.
(a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)  If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)  If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)  Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)  Tax Indemnifications. (i) The Company shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Company shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)  Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (y) the Administrative Agent and the Company, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Company, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Company in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause 3.01(c)(ii).
(d)  Evidence of Payments. Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by the Company or by the Administrative Agent to a

Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.
(e)  Status of Lenders; Tax Documentation.
(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)  Without limiting the generality of the foregoing, in the event that the Company is a U.S. Person,
(A)  any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(I)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BENE, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BENE, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)  executed copies of IRS Form W-8ECI;

(III)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BENE, as applicable; or
(IV)  to the extent a Foreign Lender is not the beneficial owner of the applicable interest in any Credit Extension or Commitment, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-SECT, IRS Form W-8BEN or W-8BENE, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;
(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)  if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the effective date of this Agreement, the Company and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans hereunder and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)  Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(f)  Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Recipient, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Company pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.
(g)  Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02  Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension, or continue Eurodollar Rate Loans, or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.
3.03  Inability to Determine Rates.
(a)  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clauses (i)(A) or (i)(B) above, “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate

Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
(b)  Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.
(c)  Successor LIBOR Rate Index.
(i)  If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (A) (i) the circumstances set forth in Section 3.03(a) have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 3.03(a) have not arisen but the applicable supervisor or administrator (if any) of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (B) a rate other than the Eurodollar Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Company) choose a replacement index for the Eurodollar Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Eurodollar Rate-based interest rate in effect prior to its replacement.
(ii)  The Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.01), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. Eastern Time on the fifth (5th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such fifth (5th) Business Day, a written notice from the Required Lenders (other than any Lender that is also the Administrative Agent) stating that such Lenders object to such amendment.
(iii)  Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (A) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Eurodollar Rate-based rate to a replacement index-based rate, and (B) may also reflect adjustments to account for (x) the effects of the transition from the Eurodollar Rate to the replacement index and (y) yield- or risk-based differences between the Eurodollar Rate and the replacement index.
(iv)  Until an amendment reflecting a new replacement index in accordance with this Section 3.03(c) is effective, each advance of, conversion to and renewal of a Eurodollar Rate Loan will continue to bear interest with reference to the Eurodollar Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Eurodollar Rate Loans shall automatically be converted to the Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(v)  Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.
3.04  Increased Costs.
(a)  Increased Costs Generally. If any Change in Law shall:
(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except for any reserve requirement reflected in the LIBOR Reserve Percentage);
(ii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)  impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, then, upon request of such Lender, the Company will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)  Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)  Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05  Mitigation Obligations; Replacement of Lenders.
(a)  Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Company through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Company to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)  Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), the Company may replace such Lender in accordance with Section 10.13.
3.06  Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)  any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;

(c)  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.06, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.07  Survival. All of the Company’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS
4.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to satisfaction or waiver of the following conditions precedent:
(a)  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)  executed counterparts of (A) this Agreement, and (B) the Subsidiary Guaranty;
(ii)  a Note executed by the Company in favor of each Lender requesting a Note;
(iii)  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)  such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)  a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance acceptable to the Administrative Agent (which shall include matters of Delaware, North Carolina, Georgia, Virginia and Federal Law) and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(vi)  a favorable opinion of local counsel to the Loan Parties in Colorado, Maryland, Tennessee and Texas, addressed to the Administrative Agent and each Lender in form and substance satisfactory to the Administrative Agent;
(vii)  a certificate of a Responsible Officer of the Company either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(viii)  a certificate signed by a Responsible Officer of the Company certifying that (A) the representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) no Default or Event of Default shall exist, and (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(ix)  a certificate signed by the chief executive officer, chief financial officer, treasurer, chief accounting officer or other Responsible Officer of the Company certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;
(x)  (A) a duly completed preliminary Compliance Certificate as of the last day of the fiscal quarter of the Company ended on September 30, 2019, signed by a Responsible Officer of the Company and (B) a calculation of the Committed Loan Cap as of the Closing Date;
(xi)  evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Administrative Agent (on behalf of the Secured Parties) as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;
(xii)  Mortgaged Property Support Documents with respect to the Mortgaged Properties;
(xiii)  executed counterparts of an environmental indemnity agreement in form and substance reasonably acceptable to the Administrative Agent, with respect to the Mortgaged Properties;
(xiv)  forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements of the

Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent through fiscal year end 2023;
(xv)  upon the reasonable request of any Lender, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;
(xvi)  (A) the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2018, and (B) the internally-prepared quarterly financial statements of the Company and its subsidiaries on a consolidated basis for each fiscal quarter ending at least 45 days prior to the Closing Date and (C) such other financial information as the Administrative Agent may reasonably request; and
(xvii)  such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.
(b)  Any upfront fees or other fees required to be paid to the Administrative Agent, the Arranger, or any Lender on or before the Closing Date pursuant to any Loan Document or the Existing Credit Agreement shall have been paid.
(c)  Unless waived by the Administrative Agent, the Company shall have paid all expenses of the Administrative Agent owed pursuant to the Fee Letter, including (i) real property diligence related expenses, including appraisal fees, and (ii) the fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02  Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than pursuant to a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type) is subject to the following conditions precedent:
(a)  The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)  No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)  The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Administrative Agent and the Lenders that:
5.01  Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02  Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clauses (b) and (c), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03  Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.04  Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
5.05  Financial Statements; No Material Adverse Effect; No Internal Control Event.
(a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)  The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated September 30, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, and consolidating statements of income or operations, in each case for the fiscal quarter ended on that date, and in each case prior to intercompany eliminations (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries not included in such financial statements, including liabilities for taxes, material commitments and Indebtedness.
(c)  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)  To the Company’s best knowledge, no Internal Control Event, exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (x) covenant compliance calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

5.06  Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties (including any Mortgaged Property) or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect. Schedule 5.06 (as supplemented by any written notices provided by the Company after the Closing Date pursuant to Section 6.02(a)) sets forth all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount or which if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.07  No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08  Ownership of Property. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business (including, good record and marketable title in fee simple to the Mortgaged Properties), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Collateral is subject to no Liens, other than Liens permitted by Section 7.01.
5.09  Environmental Compliance.
(a)  The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)  Each of the Mortgaged Properties and all operations at the Mortgaged Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Mortgaged Properties, and there are no conditions relating to the Mortgaged Properties that could give rise to any Environmental Liability, except, in each case, as could not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the best knowledge of the Company, threatened claims or proceedings under Environmental Laws, including any such claims for liabilities under CERCLA relating to the disposal of Hazardous Materials, against any Mortgaged Property, or against any Loan Party with respect to any Mortgaged Property, except to the extent that the aggregate effect of all such claims and proceedings could not reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Mortgaged Property that, to the best knowledge of the Company, could reasonably be expected (i) to form the basis of any Environmental Liability against any Loan Party or any Mortgaged Property, or (ii) to cause any Mortgaged Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Mortgaged Property by the Loan Parties under any applicable Environmental Law, except to the extent that the aggregate effect of such facts, circumstances, conditions or occurrences could not reasonably be expected to have a Material Adverse Effect. Hazardous Materials have not been transported or disposed of from the Mortgaged Properties, or generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties or any other location, in each case by or on behalf the Loan Parties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except as could not reasonably be expected to have a Material Adverse Effect. Hazardous Materials have not been released on or from any Mortgaged Property where such release, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect.
5.10  Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates and (ii) satisfy the requirements of Section 6.07 and the Security Instruments.
5.11  Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
5.12  ERISA Compliance.
(a)  Each Plan, and to the knowledge of the Company, each Multiemployer Plan and Multiple Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code with respect to all plan document qualification requirements for which the applicable remedial amendment period has closed and that the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)  There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)  (i) No ERISA Event has occurred with respect to any Pension Plan, or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid;

and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
5.13  Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or its Subsidiaries in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.
5.14  Margin Regulations; Investment Company Act.
(a)  The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)  None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15  Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16  Compliance with Laws. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17  Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18  Books and Records. Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
5.19  [Reserved].
5.20  Collateral; Mortgaged Properties; Leases.
(a)  The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable, perfected security interest (with the priority described therein) in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.
(b)  No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.
(c)  As of the Closing Date, Schedule 5.20(c) lists all of the Mortgaged Properties and all Leases with respect to the Mortgaged Properties, and identifies the applicable Loan Party that owns the fee interest in such Mortgaged Property and the Loan Party that is the tenant under the Lease with respect to such Mortgaged Property.
(d)  Each Mortgaged Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with any Mortgaged Property or any portion thereof.
(e)  Each Mortgaged Property is served by public or private utilities (including water and sewer systems) required and adequate for the current or contemplated use thereof.
(f)  Each Mortgaged Property complies in all material respects with the requirements and regulations of the ADA. At the Administrative Agent’s written request from time to time, the Company shall provide the Administrative Agent with written evidence of such compliance satisfactory to the Administrative Agent. Subject to the terms of the applicable Lease and any obligations of the applicable tenant thereunder, the Company shall be solely responsible for all such ADA costs of compliance and reporting.
(g)   (i) All existing Leases are in full force and effect and are enforceable in accordance with their respective terms, (ii) no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, is continuing under any existing Lease (iii) none of the landlord’s interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned, except pursuant to the Loan Documents, and (iv) no rent or other payment under any existing Lease has been paid by any tenant for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance). True, correct and complete copies of all existing Leases (to the extent written, or a written summary of the material terms thereof, to the extent oral) have been delivered to the Administrative Agent and the Lenders (which delivery may be made by posting such Leases on the Platform).

(h)  No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent and the Lenders shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.
5.21  Solvency. Both before and after giving effect to the Loans hereunder, each Loan Party is Solvent. On the Closing Date, both before and after giving effect to the Loans hereunder, each Loan Party is Solvent.
5.22  Labor Matters. As of the date hereof, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.
5.23  Acquisitions. As of the Closing Date and as of the date of each Permitted Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, such Permitted Acquisition will have been obtained, satisfied, or waived (except that (i) no conditions imposed by the Loan Documents are so waivable other than with the consent of the Required Lenders and (ii) no other conditions shall be waived if such waiver would materially adversely affect the benefits to be obtained by the Company or the Secured Parties from such Acquisition), as the case may be.
5.24  Real Estate Indebtedness. The amount of any Indebtedness of the Company and its Subsidiaries secured by Liens on the real property and improvements financed thereby is no greater than eighty-five percent (85%) of the value of such real property and improvements as set forth in an appraisal of such real property and improvements prepared by an independent member of the Appraisal Institute certified appraiser in connection with such Indebtedness (which appraisal shall be delivered to Administrative Agent upon its request).
5.25  Service Loaner Vehicles. Any Service Loaner Vehicles that are financed by, or constitute collateral for, any Permitted Third Party Service Loaner Indebtedness are designated as Service Loaner Vehicles in the books of record and account of the Company and its Subsidiaries.
5.26  Permitted Third Party Service Loaner Indebtedness. All Indebtedness for the financing of Service Loaner Vehicles provided by Service Loaner Lenders is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles.

5.27  OFAC. Neither the Company, nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company and its Subsidiaries, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) located, organized or resident in a Designated Jurisdiction, or (iii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority.
5.28  Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.29  EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.30 Taxpayer Identification Number. The Company’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
5.31 Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
6.01  Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)  as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i)  an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii)  [Reserved];
(iii)  the related audited consolidated statement of income or operations for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv)  [Reserved];

(v)  the related audited consolidated statements of stockholders’ equity and cash flows for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated financial statements to be audited and accompanied by (x) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and (y) (A) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of the end of such fiscal year of the Company as required in accordance with Item 308 of SEC Regulation S-K expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object, and (B) an attestation report of such Registered Public Accounting Firm on management’s assessment of, and the opinion of the Registered Public Accounting Firm independently assessing the effectiveness of, the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley and expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weakness as to which the Required Lenders do not object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;
(b)  as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i)  an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii)  [Reserved];
(iii)  the related unaudited consolidated statement of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv)  [Reserved];
(v)  the related unaudited consolidated statements of stockholders’ equity and cash flows for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated and consolidating financial statements described in this Section 6.01(b) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)  if requested by the Administrative Agent, as soon as available, but in any event within thirty (30) days after the end of each calendar month (including December, but excluding the last month of the fiscal quarter periods described in Section 6.01(b)) of each fiscal year of the Company (or if earlier than such 30th day, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i)  an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar month, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii)  [Reserved];
(iii)  the related unaudited consolidated statement of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv)  [Reserved];
(v)  the related unaudited consolidated statements of stockholders’ equity and cash flows for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated and consolidating financial statements described in this Section 6.01(c) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
(d)  as requested by Administrative Agent, financial statements for any Special Purpose Insurance Captives.
As to any information contained in materials furnished pursuant to Section 6.02(g), the Company shall not be separately required to furnish such information under clause (a), (b), (c) or (d) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a), (b), (c) and (d) above at the times specified therein.
6.02  Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)  Concurrently with:
(i)  the delivery of the financial statements referred to in Section 6.01(a) and (b) and (if such monthly financial statements are requested by the Administrative Agent) Section 6.01(c), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c) and (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount;
(ii)  the delivery of the financial statements referred to in Section 6.01(c) (with respect to each January, February, April, May, July, August, October and November), if requested by the Administrative Agent, a duly completed Compliance Certificate signed by a Responsible Officer of the Company, but only including the calculation of the financial covenant set forth in Section 7.11(a);
(iii)  the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form satisfactory to the Administrative Agent; and
(iv)  any event described herein requiring Pro Forma Compliance, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c)) signed by a Responsible Officer of the Company;
(b)  to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification;
(c)  [Reserved]
(d)  in the event of any Acquisition, the certificates and information required by Section 7.12;
(e)  [Reserved]
(f)  [Reserved]
(g)  promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;
(h)  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(i)  promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(j)  promptly after any request by the Administrative Agent, copies of any non-cancelable purchase and sale agreement referenced in the definition of “Consolidated Current Assets”;
(k)  [Reserved]; and
(l)  promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

6.03  Notices. Promptly notify the Administrative Agent and each Lender:
(a)  of the occurrence of any Default;
(b)  of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any notice or correspondence from or on behalf of the applicable franchisor, distributor or manufacturer, the Company or any Subsidiary alleging that any such event has occurred with respect to any Franchise Agreement or Framework Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which such dispute, litigation, investigation, proceeding or suspension arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iv) has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)  of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Company, with respect to a Multiemployer Plan or Multiple Employer Plan;
(d)  of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;
(e)  the Registered Public Accounting Firm’s determination or the Company’s determination at any time of the occurrence or existence of any Internal Control Event;
(f)  [Reserved];
(g)  [Reserved];
(h)  of the establishment of any program providing for Permitted Third Party Service Loaner Indebtedness of the Company or any Subsidiary, including notice of the name of each manufacturer or finance company providing such Indebtedness and of each Person (including the Company or any Subsidiary) able to incur Indebtedness under such program; and
(i)  of one or more of the following environmental matters: (i) any notice of any material claim under Environmental Laws relating to any Mortgaged Property; (ii) any condition or occurrence on or arising from any Mortgaged Property that (x) results in noncompliance in any material respect by the Company with any applicable Environmental Law or (y) could reasonably be expected to form the basis of a material claim under Environmental Laws against a Loan Party or any such Mortgaged Property; (iii) any condition or occurrence on any Mortgaged Property that could reasonably be expected to cause such Mortgaged Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Loan Parties under any Environmental Law; and (iv) any material removal or remedial actions to be taken in response to the actual or alleged presence or release of any Hazardous Material on any Mortgaged Property as required by any Environmental Law or any Governmental Authority.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a)

shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04  Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, including Vehicles, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05  Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles (each as defined in the Floorplan Credit Agreement).
6.06  Maintenance of Properties; Repairs. Maintain, preserve and protect the Mortgaged Properties and all of its other material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07  Maintenance of Insurance.
(a)  (i) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (ii) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, against liability on account of damage to persons and property; and (iii) maintain insurance to the extent required under all applicable workers’ compensation laws and against loss by reason of business interruption with such insurance policies to be in form reasonably satisfactory to the Administrative Agent. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Administrative Agent not less than thirty (30) days’ (or ten (10) days’ in the case of termination for non-payment) prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Administrative Agent as an additional insured, and each such policy of casualty insurance with respect to the Mortgaged Properties shall list the Administrative Agent as lenders loss payable and mortgagee in accordance with Schedule 6.07 and, in each case, in form and substance satisfactory to the Administrative Agent.

(b)  Without limitation of the foregoing, the Loan Parties shall keep each of the Mortgaged Properties insured during the term of this Agreement, for the mutual benefit of the Loan Parties and the Administrative Agent (on behalf of the Lenders), against fire and such other hazards that would be covered by an insurance policy issued on a Special Form Cause of Loss (“All Risk”) basis (“Casualty Policy”), in accordance with the insurance requirements set forth on Schedule 6.07.
(c)  The Loan Parties shall (i) maintain fully paid flood hazard insurance on all Flood Hazard Properties constituting Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent or any Lender, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any Mortgaged Property into or out of a special flood hazard area.
6.08  Compliance with Laws and Contractual Obligations.
(a)  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(b)  Without limitation the generality of the foregoing, of any of the provisions hereof, the Loan Parties: (i) shall comply with, and maintain all Mortgaged Properties in compliance in all material respects with, any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all material governmental approvals required for its operations at or on the Mortgaged Properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any material violation of applicable Environmental Laws with respect to the Mortgaged Properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of the Mortgaged Properties, any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any Mortgaged Property except in the ordinary course of its business and in compliance in all material respects with all Environmental Laws.
6.09  Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.
6.10  Inspection Rights; Environmental Reports.
(a)  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. After the occurrence and during the continuation of an Event of Default, the Administrative Agent may

obtain, at the cost of the Company, a re-appraisal of any Mortgaged Property and the Loan Parties shall fully cooperate with the Administrative Agent and the appraiser in obtaining the necessary information to prepare such re-appraisal.
(b)  At the written request of the Administrative Agent from time to time, provide to the Lenders within seventy-five (75) days (or such longer period as the Administrative Agent permits in its sole discretion) after such request, at the expense of the Company, an environmental site assessment report for any Mortgaged Property at which the Administrative Agent reasonably believes that a material violation of Environmental Laws has occurred, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such Mortgaged Property. Without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenant, to enter onto their respective Mortgaged Properties to undertake such an assessment.
6.11  Use of Proceeds. Use the proceeds of the Credit Extensions to refinance a portion of the 2013 5.0% Indenture Notes and to pay fees and expenses in connection with the entering into of this Agreement and such refinancing.
6.12  [Reserved].
6.13  [Reserved].
6.14  Additional Subsidiaries. Cause each Subsidiary of the Company that owns any fee interest in a Mortgaged Property, or leases or operates a vehicle dealership at any Mortgaged Property, to be a Subsidiary Guarantor, and cause any such Subsidiary that is not a Subsidiary Guarantor, to promptly deliver to the Administrative Agent:
(i)  a Joinder Agreement duly executed by such Subsidiary with all schedules and information thereto appropriately completed;
(ii)  unless the Required Lenders expressly waive such requirement in accordance with Section 10.01, an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;
(iii)  the documents described in Sections 4.01(a)(iii), (iv), (vii), (xi) and (xiii) with respect to such Subsidiary; and
(iv)  evidence satisfactory to the Administrative Agent that all taxes, filing fees, recording fees and other related transaction costs have been paid;
provided that the Administrative Agent shall not enter into or accept any joinder of a Subsidiary pursuant to this Section 6.14 until the Administrative Agent shall have received written confirmation from each Lender (which may be delivered via electronic mail) that it has completed its applicable diligence under

“know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and the Beneficial Ownership Regulation.
6.15  Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, to protect the Liens granted in this Agreement or the Loan Documents to which any Loan Party is a party and against the rights or interests of third Persons, including without limitation, if requested by any Lender in its reasonable judgment or pursuant to its regulatory practice, flood hazard certifications and, if any applicable real property or contents are in a Flood Hazard Property, Flood Requirements, and the Company will pay all reasonable costs connected with any of the foregoing.
6.16  [Reserved].
6.17  Notices regarding Indebtedness. At the time the Company or any Loan Party enters into any Subordinated Indebtedness or Additional Unsecured Indebtedness, the Company shall deliver to the Administrative Agent a certificate, in form and substance acceptable to the Administrative Agent, attaching copies of all material documentation relating to such Subordinated Indebtedness or Additional Unsecured Indebtedness, stating the amount of such Indebtedness and certifying that (i) such Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Subordinated Indebtedness” or “Additional Unsecured Indebtedness”, as applicable, and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.
6.18  [Reserved].
6.19  [Reserved].
6.20  Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.21  Leases. The Loan Parties shall comply in all material respects with each Lease. The Loan Parties shall not amend or change, or allow to be amended or changed any Lease to reduce rent thereunder or in any other manner materially adverse to the rights of the Administrative Agent or any Lender without the written consent of the Required Lenders; provided that, at all times, each tenant under each Lease shall be a Loan Party. No Loan Party shall enter into any new Lease, or terminate or accept the termination of any Lease, without in each case obtaining the prior written consent of the Administrative Agent.

ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01  Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral, other than the following:
(a)  Liens pursuant to any Loan Document;
(b)  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and
(d)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person.
7.02  Investments. Make any Investments, except:
(a)  Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;
(b)  advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)  Investments of the Company in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Company or in another Subsidiary Guarantor;
(d)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)  Guarantees permitted by Section 7.03;
(f)  Acquisitions permitted by Section 7.12;
(g)  [Reserved];

(h)  Buyer Notes obtained by the Company or a Subsidiary in connection with a Disposition permitted by Section 7.05(h), provided, however, that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000;
(i)  Investments made in connection with the Company’s supplemental executive retirement plan, as the same may be amended, so long as such Investments do not exceed $5,000,000 in any given calendar year;
(j)  Investments in Special Purpose Insurance Captives, such Investments not to exceed $25,000,000 in the aggregate over the term of the Obligations hereunder; and
(k)  other Investments not exceeding $10,000,000 in the aggregate in any fiscal year of the Company.
7.03  Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)  Indebtedness under the Loan Documents;
(b)  Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
(c)  Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary Guarantor;
(d)  obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(e)  Indebtedness in respect of retail installment contracts; provided, however, that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed $5,000,000;
(f)  Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided, however, that (x) the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000 and (y) such Indebtedness is otherwise permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement;

(g)  Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;
(h)  Permitted Silo Indebtedness so long as such Indebtedness is otherwise permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement;
(i)  Subordinated Indebtedness permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement;
(j)  [Reserved];
(k)  [Reserved];
(l)  Additional Unsecured Indebtedness if both immediately prior to the issuance of such Additional Unsecured Indebtedness and after giving effect to such Additional Unsecured Indebtedness (i) no Default or Event of Default shall exist, and (ii) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate; provided, however, that the aggregate amount of all such Additional Unsecured Indebtedness at any one time outstanding shall not exceed $50,000,000;
(m)  [Reserved];
(n)  Permitted Real Estate Indebtedness;
(o)  Permitted Third Party Service Loaner Indebtedness;
(p)  Indebtedness under the Floorplan Credit Agreement; and
(q)  Indebtedness under the Revolving Credit Agreement; and
(r)  Indebtedness under any “Cash Management Arrangement” permitted under (and as defined in) the Revolving Credit Agreement and the Floorplan Credit Agreement.
7.04  Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)  any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;
(b)  subject to Section 6.14, any Subsidiary may merge into or consolidate with another Person in order to consummate an Acquisition permitted by Section 7.12; provided that (i) if the Company is a party to any such merger or consolidation, the Company is the survivor thereof, and (ii) except as described in clause (i) above, if a Subsidiary Guarantor is a party to any such merger or consolidation, a Subsidiary Guarantor is the survivor thereof;
(c)  any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary;

(d)  any Subsidiary may Dispose of all or substantially all of its assets to or in favor of any Person in one transaction or in a series of transactions, provided that such Disposition or Dispositions satisfy the requirements of Section 7.05(h); and
(e)  any Subsidiary which has Disposed of all or substantially all of its assets in accordance with the terms of this Agreement may be dissolved or have its entity status terminated;
provided, however, that the Loan Parties shall not make any Disposition in respect of any Collateral.

7.05  Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)  Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)  Dispositions of inventory in the ordinary course of business;
(c)  Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)  Dispositions of property by any Subsidiary to the Company or to a Subsidiary of the Company that is a “Subsidiary Guarantor” under (and as defined in) the Revolving Credit Agreement and the Floorplan Credit Agreement;
(e)  Dispositions permitted by Section 7.04;
(f)  Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $50,000,000 in any fiscal year;
(g)  Dispositions of retail installment sales contracts and related intangible property arising from the sale or lease of vehicles, assets, or services in the ordinary course of business; and
(h)  Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall exist or would result from such Disposition and (ii) in the case of a Disposition of a dealership Subsidiary, such Disposition is otherwise permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement;
provided, however, that, other than Dispositions of obsolete or worn out fixtures (which may be considered to be part of a Mortgaged Property) in the ordinary course of business, the Loan Parties shall not make any Disposition in respect of any Collateral except for any Disposition permitted above with respect to a Release Property, subject to the satisfaction of the conditions applicable to the Property Substitution or Prepayment Release with respect to such Release Property in accordance with Section 2.19.

7.06  Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)  each Subsidiary may make Restricted Payments to the Company and any Subsidiaries of the Company that are “Subsidiary Guarantors” under (and as defined in) the Revolving Credit Agreement and the Floorplan Credit Agreement;
(b)  the Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c) any Loan Party may make “net share settlements” of vested restricted stock for tax withholding;
(d)  [Reserved];
(e)  [Reserved];
(f)  the Company may declare and make cash dividends in an aggregate amount per fiscal quarter of up to $0.10 per share for each share of the Company’s Qualified Capital Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions), provided, however, in the event a Change of Control occurs (and without waiving any Default arising from such Change of Control, or any condition to the payment of cash dividends relating to such Default), the aggregate amounts (if any) permitted to be paid in cash dividends per fiscal quarter shall not exceed the aggregate amounts of such cash dividends paid in the same fiscal quarter most recently occurring prior to such Change of Control; provided further that for the purposes of this exception, shares of Qualified Capital Stock issued for less than fair market value (other than shares issued pursuant to options or otherwise in accordance with the Company’s stock option, employee stock purchase or other equity compensation plans) shall not be deemed outstanding; and
(g)  the Company may make additional Restricted Payments (including cash dividends not otherwise permitted by clause (f)), provided that the sum of (i) aggregate amount of such Restricted Payments which are permitted solely by virtue of this Section 7.06(g) and which are declared or made on or after the date of this Agreement plus (ii) the aggregate amount of Subordinated Indebtedness Prepayments and Additional Unsecured Indebtedness Prepayments that are made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) Loans and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date of this Agreement, does not exceed the Builder Basket Amount.
7.07  Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. In addition, each Special Purpose Insurance Captive is prohibited from engaging in any business other than the provision of business insurance to the Company and its Subsidiaries.

7.08  Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (including with respect to any Special Purpose Insurance Captive and any premiums paid thereto); provided that the foregoing restriction shall not apply to transactions between or among the Company and any Subsidiary Guarantor or between and among any Subsidiary Guarantors.
7.09  Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company, or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that (x) clauses (i), (ii) and (iii) above shall not prohibit any such restriction on Restricted Payments, Guarantees or liens incurred or provided in favor of any Floorplan Secured Party under the Floorplan Loan Documents or any Revolving Secured Party under the Revolving Loan Documents, and (y) clause (iii) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (g) or (n) solely to the extent any such negative pledge relates to the property financed by or securing such Indebtedness, or (z) manufacturer limitations on dividends set forth in Franchise Agreements or Framework Agreements which limitations relate to minimum capitalization requirements for dealerships; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10  Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11  Financial Covenants.
(a)  Consolidated Liquidity Ratio. Permit the Consolidated Liquidity Ratio as of the end of any fiscal quarter (or at the request of the Administrative Agent, as of the end of any calendar month) to be less than 1.05 to 1.00.
(b)  Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than 1.20 to 1.00.
(c)  Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio at any time to be greater than 5.75 to 1.00.
7.12  Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, (each, an “Acquisition Arrangement”) unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default or Revolving Credit Facility Default or Floorplan Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the aggregate Cost of Acquisition of all Acquisitions (including such Acquisition) occurring in any fiscal year (together with any other Related Acquisition or Related Proposed Acquisition with respect to such Acquisition, whether or not occurring or expected to occur in the same fiscal year) is in excess of $65,000,000, (x) no Default would exist immediately after giving effect to such Acquisitions, (y) the Company shall have furnished to the

Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate delivered simultaneously with such pro forma historical financial statements, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of such Acquisition, the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14; provided that, clause (iii) of this Section 7.12 shall not apply to any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition of a Person with respect to which real property constitutes all or substantially all of the such Person’s assets.
7.13  [Reserved].
7.14  Amendments of Certain Indebtedness. Amend, modify or change in any manner any term or condition of any of the Subordinated Indebtedness or any Additional Unsecured Indebtedness permitted by Section 7.03(i) or (l) or refinance or replace any such Indebtedness so that the terms and conditions thereof are less favorable to the Administrative Agent, and the Lenders than the terms and conditions of the relevant Indebtedness as of the later of the Closing Date or the date of incurrence thereof.
7.15  Prepayments, etc, of Certain Indebtedness. Make any Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment, except that the Company may make such Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment, provided that (a) no Default shall have occurred and be continuing at the time of any such Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment or would result therefrom, and (b) the sum of (i) aggregate amount of such Subordinated Indebtedness Prepayments and Additional Unsecured Indebtedness Prepayments made on or after the date of this Agreement plus (ii) the aggregate amount of Restricted Payments permitted by Section 7.06(g) that are declared or made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) Loans and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date hereof, does not exceed the Builder Basket Amount.
7.16  [Reserved].
7.17  [Reserved].
7.18  [Reserved].
7.19  [Reserved].
7.20  [Reserved].
7.21  [Reserved].

7.22  Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.
7.23  [Reserved].
7.24  Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar anti-corruption legislation in other jurisdictions.
7.25  Post-Closing Deliveries. Fail to satisfy any of the requirements set forth on Schedule 7.25 within the time period specified therein.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01  Events of Default. Any of the following shall constitute an Event of Default (each an “Event of Default”):
(a)  Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)  Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05, 6.07 (with respect to the maintenance of casualty insurance with respect to any Mortgaged Property); 6.10 or 6.11 or Article VII; or
(c)  Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
(d)  Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)  Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other Event”), the effect of which default or Other Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other Event,” but the demand for payment thereof shall constitute an “Other Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)  Insolvency Proceedings, Etc. The Company, any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)  Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or
(h)  Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)  ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j)  Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument subject only to those Liens permitted by Section 7.01; or (iii) any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)  Change of Control. There occurs any Change of Control; or
(l)  Franchise Agreements. (i) Any Franchise Agreement to which a Subsidiary Guarantor is a party is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within 30 days of such termination, suspension or expiration, (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement to which a Subsidiary Guarantor is a party which is not cured within any applicable cure period therein, or (iii) there occurs any change in any Franchise Agreement to which a Subsidiary Guarantor is a party, except in each case referred to in clauses (i), (ii) and (iii) to the extent such termination, suspension, expiration, default or change (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement to which a Subsidiary Guarantor is a party expires in accordance with its terms, if and for so long as the respective Subsidiary Guarantor and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.01(l); or
(m)  Floorplan Event of Default. A Floorplan Event of Default shall occur and be continuing.
(n)  Revolving Event of Default. A Revolving Event of Default shall occur and be continuing.
(o)  Uninsured Casualty. An uninsured casualty with respect to the Mortgaged Properties in excess of the Threshold Amount.

8.02  Remedies Upon an Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(i)  declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(iii)  [Reserved]; and
(iv)  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
8.03  Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them;
Third, to payment of that portion of the Obligations constituting interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01  Appointment and Authority.
(a)  Each of the Lenders hereby irrevocably appoints PNC Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)  The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02  Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03  Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(d)  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or, in each case, such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or a Lender; and
(e)  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04  Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05  Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06  Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(a)  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(b)  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other

Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions take in connection with transferring the agency to any successor Administrative Agent.
(c)  [Reserved].
9.07  Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08  No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunner, Arranger, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
9.09  Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise.
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10 and 10.04) allowed in such judicial proceeding; and
(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (h) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10  Collateral and Guaranty Matters. Without limiting the provision of Section 9.09, each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)  to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) in connection with a Property Substitution or Prepayment Release in accordance with Section 2.19; or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and
(b)  to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be required to provide such a Subsidiary Guaranty pursuant to Section 6.14 as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
9.11  [Reserved].
9.12  [Reserved].
ARTICLE X
MISCELLANEOUS
10.01  Amendments, Etc.. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)  waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)  extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)  reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
(e)  change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)  change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)  release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender; or
(h)  release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the PNC Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all Lenders other than Defaulting Lenders), except that (x) the Commitment or Loans of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification described in clauses (a) through (h) of this Section 10.01 requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
10.02  Notices; Effectiveness; Electronic Communication.
(a)  Notices; Effectiveness; Electronic Communications. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)  if to the Company, any other Loan Party, the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)  Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Loan Party, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)  Change of Address, Etc. Each of the Company and the Administrative Agent, may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)  Reliance by Administrative Agent and Lenders. The Administrative Agent, and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Notice of Loan Prepayment) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03  No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights under applicable Laws (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (a), (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04  Expenses; Indemnity; Damage Waiver.
(a)  Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and each of its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The Company shall also pay for (or reimburse the Administrative Agent for any costs of) any real estate appraisals, limited updated appraisals, and environmental reports, and any review of such appraisals, limited updated appraisals, and environmental reports by the Administrative Agent’s internal or external consultants relating to the Mortgaged Properties, in each case to the extent any such appraisal, limited updated appraisal, or environmental report is required to be delivered to (or received by) the Administrative Agent pursuant to the terms of the Agreement, or is otherwise delivered or requested by the Company or any Subsidiary.
(b)  Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this

Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)  Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)  Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.
(e)  Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)  Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05  Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any other Lender, or the Administrative Agent or any other Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06  Successors and Assigns.
(a)  Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)  Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)  Minimum Amounts.
(A)  in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)  in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitment assigned.
(iii)  Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)  the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)  the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)  [Reserved]; and
(D)  [Reserved].
(iv)  Assignment and Assumption. The parties to each permitted assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, provided however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)  No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any Affiliates or Subsidiaries of any Loan Party, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)  Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder

(and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)  Register. The Administrative Agent, acting solely for this purpose as an agent of the Company (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.
(d)  Participations. Any Lender may at any time, without the consent of, or notice to, the Company, or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.05 with respect to any Participant. Each Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and .stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)  [Reserved].
(f)  Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)  Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the

Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
(h)  [Reserved].
10.07  Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information contained in this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08  [Reserved].
10.09  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10  Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
10.11  Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12  Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13  Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)  the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)  such assignment does not conflict with applicable Laws; and
(e)  in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14  Governing Law; Jurisdiction; Etc.
(a)  GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.
(b)  SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES FOR THE WESTERN DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR

PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)  WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)  SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15  Waiver of Jury Trial; Binding Arbitration.
(a)  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(b)  Binding Arbitration.
(i)  Agreement to Arbitrate. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document (“Disputes”), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. The parties hereto do not waive any applicable Federal or state substantive Law (including the protections afforded to banks under 12 U.S.C. Section 91 or any similar applicable state Law) except as provided herein. A judgment upon the award may be entered in any court having jurisdiction.

(ii)  General Rules of Arbitration. Any arbitration proceeding will (A) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents between the parties, (B) be conducted by the American Arbitration Association (the “AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the commercial dispute resolution procedures of the AAA, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Arbitration Rules”) and (C) proceed in a location in Charlotte, North Carolina selected by the AAA. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Notwithstanding anything in the foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.
(iii)  Arbitrators. Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Arbitration Rules, and who shall not render an award of greater than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the jurisdiction of the state where the hearing will be conducted or a neutral retired judge of the jurisdiction, state or federal, of the state where the hearing will be conducted, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive Law of the State of North Carolina and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure or other applicable Law.
(iv)  Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (A) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self-help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (C) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.
10.16  USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.17  MIRE Events. Any increase, extension or renewal of the credit facility evidenced by this Agreement shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Administrative Agent and all Lenders.
10.18  No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.19  [Reserved] .
10.20  Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.21  Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)  the effects of any Bail-In Action on any such liability, including, if applicable:
(i)  a reduction in full or in part or cancellation of any such liability;
(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
10.22  Acknowledgement Regarding Any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
COMPANY:
SONIC AUTOMOTIVE, INC.
By:/s/ Heath R. Byrd
Name: Heath R. Byrd
Title: Executive Vice President and Chief Financial Officer

CREDIT AGREEMENT
(Sonic Automotive, Inc.)

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By: /s/ Krutesh Trivedi
Name: Krutesh Trivedi
Title: Vice President

CREDIT AGREEMENT
(Sonic Automotive, Inc.)

LENDERs:

PNC BANK, NATIONAL ASSOCIATION, as Lender
By: /s/ Krutesh Trivedi
Name: Krutesh Trivedi
Title: Vice President

CREDIT AGREEMENT
(Sonic Automotive, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender
By:/s/ Jeffrey E. Bullard, Sr.
Name: Jeffrey E. Bullard, Sr.
Title: Senior Vice President

CREDIT AGREEMENT
(Sonic Automotive, Inc.)

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

        Date: _________, ____

To: PNC Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 22, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

The undersigned hereby requests (select one):

☐ A Borrowing of Committed Loans
☐ A conversion of Committed Loans

1. On ________________________________ (a Business Day).

2. In the amount of $ ________________________.

3. Comprised of ____________________________.
        [Type of Committed Loan requested]

[With respect to such Borrowing of a Committed Loans, the undersigned hereby represents and warrants that (i) such request complies with Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Sections 4.2(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]

The Borrower hereby requests that [check one line below and fill in blank spaces next to the line as appropriate]:

i	Funds to be deposited into a PNC Bank deposit account per current standing instructions. Complete amount of deposit if not full loan advance amount: _______________.
ii
Funds to be wired per the following wire instructions:
Amount of Wire Transfer:  ___________________Bank Name:  _____________________ABA:  __________________________Account Number: _________________Account Name: ___________________Reference: _______________________

iii	Funds to be wired per the attached Funds Flow (multiple wire transfers).
iv	Funds to be wired per the current Notice of Account Designation.

SONIC AUTOMOTIVE, INC.
By:
Name:
Title:

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF NOTE

____________________

FOR VALUE RECEIVED, the undersigned (the “Company”) hereby promises to pay to [LENDER] or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of November 22, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Company, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall (if required by the Credit Agreement) become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

SONIC AUTOMOTIVE, INC.

By:
Name:
Title:

EXHIBIT F-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint. 2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit or the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor:  ______________________________
           [Assignor [is][is not] a Defaulting Lender.]

2. Assignee:  ______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower or the Company: Sonic Automotive, Inc., a Delaware corporation

4. Administrative Agent:  PNC Bank, National Association, as the administrative agent under the    Credit Agreement

5. Credit Agreement: Credit Agreement, dated as of November 22, 2019 among Sonic Automotive, Inc., a Delaware corporation, the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

6. Assigned Interest:

Assignor[s] - List each Assignor, as appropriate.	Assignee[s]2[1]	Aggregate Amount of unused Commitment and Loans for all Lenders*	Amount of unused Commitment and LoansAssigned*	Percentage Assigned of unused Commitment and Loans[2]	CUSIP Number
		$________	$________	________%
		$________	$________	________%
		$________	$________	________%

[7. Trade Date: __________________]4

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
        Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
        Title:

1 List each Assignor, as appropriate.
2 List each Assignee, as appropriate.
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]5 Accepted:

PNC BANK, NATIONAL ASSOCIATION, as
        Administrative Agent

By:
        Title:

[Consented to:]6

SONIC AUTOMOTIVE, INC.

By:
        Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6To be added only if the consent of the Company is required by the terms of the Credit Agreement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2.  Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the

Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT E

FORM OF SUBSIDIARY GUARANTY

[attached]

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ________, ______

To: PNC Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 22, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Credit Agreement), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the   of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agents on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of each Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of each Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such quarterly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at

[Use following paragraph 1 for fiscal month-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(c) of each Credit Agreement for the fiscal month of the Company ended as of the above date. Such monthly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of each Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

3. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents, and

[select one:]
[to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Company and each Loan Party contained in Article V of the Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ________________, ______________.

SONIC AUTOMOTIVE, INC.

By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

[Financial Statements to be attached ]

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
[to be attached]

EXHIBIT G

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of  , 20__ is made by [__________________], a     (the “Joining Subsidiary”), and delivered to PNC BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), dated as of November 22, 2019, by and among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and PNC Bank, National Association, as Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, certain Subsidiaries of the Company and the Administrative Agent have entered into a Subsidiary Guaranty Agreement dated as of November 22, 2019 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Subsidiary Guaranty Agreement”);

WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Guarantor” under the Subsidiary Guaranty Agreement and be joined as a party to the Subsidiary Guaranty Agreement as a Guarantor (as defined in the Subsidiary Guaranty Agreement);

WHEREAS, the Joining Subsidiary will materially benefit from the credit facilities made available and to be made available to the Company by the Lenders under the Credit Agreement;

NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement):

1. Subsidiary Guaranty Agreement.

a. Joinder. The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Subsidiary Guaranty Agreement as a “Guarantor” (such term as used in this Section 1 having the meaning set forth in the Subsidiary Guaranty Agreement) and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which any Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Guaranteed Liabilities (as defined in the Subsidiary Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary were a signatory to the Subsidiary Guaranty Agreement.

b. Affirmations. The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Guarantor contained in the Subsidiary Guaranty Agreement.

2. Miscellaneous.

a. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Joinder Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

b. Severability. Whenever possible, each provision of this Joinder Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Joinder Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Joinder Agreement. This Joinder Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of the Administrative Agent and the Lenders and the Joining Subsidiary with respect to the matters referred to herein and therein.

c. Successors and Assigns. This Joinder Agreement and all obligations of the Joining Subsidiary hereunder shall be binding upon the successors and assigns of the Joining Subsidiary (including any debtor-in-possession on behalf of the Joining Subsidiary) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Administrative Agent and the Secured Parties, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, under the Loan Documents. The Joining Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Joinder Agreement.

d. Counterparts. This Joinder Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Joinder Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Administrative Agent, electronic means, all of which shall be equally valid. Without limiting the foregoing provisions of this Section 5(d), the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Joinder Agreement.

e. Section Titles. The Section titles contained in this Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

f. Delivery. The Joining Subsidiary hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Joinder Agreement and the Joining Subsidiary’s joinder as a party to the Subsidiary Guaranty Agreement, as herein provided.

g. Governing Law; Venue; Waiver of Jury Trial. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above.

JOINING SUBSIDIARY:   [________________________]

             By:
             Name:
             Title:

EXHIBIT H – EXHIBIT M

[Reserved]

J-1

EXHIBIT N-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

        Reference is hereby made to the Credit Agreement dated as of November 22, 2019 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.

        Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

        The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  , 20___

EXHIBIT N-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

        Reference is hereby made to the Credit Agreement dated as of November 22, 2019 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.

        Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

        The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  , 20___

EXHIBIT N-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

         Reference is hereby made to the Credit Agreement dated as of November 22, 2019 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.

        Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

        The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  , 20___

EXHIBIT N-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

        Reference is hereby made to the Credit Agreement dated as of November 22, 2019 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and PNC Bank, National Association, as Administrative Agent.

        Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

        The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

        Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  , 20___

EXHIBIT O
FORM OF NOTICE OF LOAN PREPAYMENT
TO:  PNC Bank, National Association, as Administrative Agent
RE: Credit Agreement dated as of November 22, 2019 by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and PNC BANK, NATIONAL ASSOCIATION (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)
DATE:  [Date]
_____________________________________________________________________________________

The Company hereby notifies the Administrative Agent that on ___________7 pursuant to the terms of Section 2.05 (Prepayments) of the Credit Agreement, the Company intends to prepay/repay the following Loans as more specifically set forth below:

        ☐ Optional prepayment of Committed Loan in the following amount(s):

        ☐ Eurodollar Rate Loans: $   8
Applicable Interest Period:
        ☐ Base Rate Loans: $   9

        Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7 Specify date of such prepayment
8 Any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding
9 Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding

SONIC AUTOMOTIVE, INC.,
a [___________]
By:
Name:
Title: